                                                                   Exhibit 10.19

                              LASERTECHNICS, INC.
                              3208 COMMANDER DRIVE
                            CARROLLTON, TEXAS  75006

                                                                 January 8, 1998


To the Holders
listed on Schedule I
attached hereto:

                       PREFERRED STOCK EXCHANGE AGREEMENT

Dear Sirs:

                 This Agreement sets forth the terms and conditions on which Lasertechnics, Inc., a Delaware corporation (the "Company"), and each of the undersigned holders of record ("Holders") of shares (the "Series F Shares") of Series F Preferred Stock, $.01 par value per share, of the Company (the "Series F Preferred Stock") have agreed to the exchange of all the Series F Shares held by such Holder for a combination of (i) shares (the "Series G Shares") of the Series G Preferred Stock, $.01 par value per share, of the Company (the "Series G Preferred Stock") and (ii) shares (the "Common Shares") of the Common Stock, $.01 par value per share, of the Company. A copy of the Certificate of Designation for the Series G Preferred Stock, as filed with the office of the Delaware Secretary of State, is attached hereto as Exhibit A. The terms "Series F Original Issue Price" and "Series G Original Issue Price" have the meanings ascribed to such terms in the certificate of designations for the Series F Preferred Stock and Series G Preferred, respectively.

                 1. Exchange of Preferred Stock. (a) Effective immediately, each Holder hereby irrevocably agrees to exchange all the Series F Shares held by such Holder for:

                          (i) the number of Series G Shares having an aggregate
                 Series G Original Issue Price equal to the sum of the aggregate Series F Original Issue Price of the Series F Shares so exchanged, plus the aggregate amount of all accrued unpaid dividends on such Series F Shares (such sum, the "Aggregate Face Amount Exchanged"); plus

                          (ii) a number of Common Shares equal to the Aggregate
                 Face Amount Exchanged divided by $1.00.

                 (b) The table attached to this Agreement as Schedule I sets forth the number of Series F Shares held of record and beneficially by each Holder, the aggregate accrued unpaid dividends thereon, and the number of Series G Shares and Common Shares to be issued by the Company to the Holder in exchange therefor. The Company and each Holder acknowledge and agree that
Schedule I is correct and shall be binding against the Company and each Holder absent manifest error.
                 (c) Certificates representing the Series F Shares held by each Holder on the date hereof are hereby canceled, and, upon presentation of the canceled certificate(s) to the Corporation,

Preferred Stock Exchange Agreement
January 8, 1998
Page 2 of 3


each Holder shall be entitled to receive new certificates, representing in the aggregate the Series G Shares and Common Shares issued to such Holder pursuant to this Agreement. From and after the execution and delivery of this Agreement, certificates formerly representing Series F Shares shall represent only the right to receive such new certificates as provided in this Agreement.

                 (d) The Series G Shares and Common Shares issued to the Holders in exchange for Series F Shares pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended, in accordance with one or more exemptions from registration available under such act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Certificates representing the Series G Shares and the Common Shares will bear a restrictive legend substantially to the following effect:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM."

                 (e) The Company hereby represents and warrants to each Holder that the Series G Shares and Common Shares issued to such Holder hereunder are duly authorized, validly issued, fully paid and non-assessable. Each of the parties to this Agreement hereby represents and warrants to each other party that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding agreement of such party, enforceable in accordance with its terms.

                 2. Miscellaneous. This Agreement, including Schedule I and Exhibit A attached hereto, constitutes our entire agreement with respect to the subject matter hereof, and may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be construed according to the laws of the State of Delaware.

Preferred Stock Exchange Agreement
January 8, 1998
Page 3 of 3


                 If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.

                                      Very truly yours,

                                      LASERTECHNICS, INC.



                                      By: /s/
                                          ------------------------------------
                                          Name:
                                          Title:


AGREED and ACKNOWLEDGED
as of the date first written above:


ANTIOPE PARTNERS L.L.C.



By: /s/
    ------------------------------
    A Managing Member



H.T. ARDINGER



By: /s/
    ------------------------------
    Name:
    Title:

                                        PREFERRED STOCK EXCHANGE AGREEMENT
                                                  JANUARY 8, 1998

                                                        SCHEDULE I


                                                               Aggregate
                             Number of         Accrued        Face Amount            Number of         Number of
    Holders               Series F Shares     Dividends        Exchanged          Series G Shares    Common Shares
    -------               ---------------     ---------       -----------         ---------------    -------------
Antiope Partners L.L.C.         48           $17,780.00       $497,780.00              50               497,780

H.T. Ardinger                   38           $19,573.00       $399,573.00              40               399,573
                                --           ----------       -----------              --               -------

               Total:           86           $37,353.00       $897,353.00              90               897,353